EXHIBIT 99.1



                                      PROXY

                      1999 SPECIAL MEETING OF STOCKHOLDERS

                            STATEWIDE FINANCIAL CORP.
                                  70 Sip Avenue
                              Jersey City, NJ 07306


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors or any survivor thereof, as proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Statewide Financial Corp. ("Statewide") standing in the name of the undersigned as of the close of business on _______, 1999 and which the undersigned is entitled to vote in the approval and adoption of an Agreement and Plan of Merger, dated as of April 12, 1999, between Independence Community Bank Corp. ("Independence") and Statewide, at the special meeting of the stockholders of Statewide to be held on _______, 1999, at ____ __.,. Eastern Time, __________________ and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if present in person, with respect to the following matters, all as set forth in the Proxy Statement-Prospectus, dated _________, 1999:

(1) Approval and adoption of the Agreement and Plan of Merger, dated as of April 12, 1999, by and between Independence and Statewide pursuant to which Statewide will merge into Independence and each outstanding share of common stock of Statewide will be converted into the right to receive, at the election of the holder thereof, either shares of common stock of Independence or cash, subject to the election, allocation and proration procedures set forth in the Agreement and Plan of Merger.

                       ____ FOR ____ AGAINST ____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting including a motion to adjourn the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE SHARES REPRESENTED HEREBY SHALL BE VOTED FOR THE PROPOSAL SPECIFICALLY SET FORTH ABOVE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE VOTE BY TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS NOT NECESSARY TO MAIL YOUR PROXY CARD IF YOU VOTE BY TELEPHONE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                          (Continued on reverse side.)





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Please sign exactly as your name appears on the stock certificates(s). Where stock is issued in two or more names, all should sign. If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix its seal. A partnership should sign in the partnership name by an authorized person.

The undersigned acknowledges receipt prior to the execution of this Proxy of the Notice of the Special Meeting and the Proxy Statement-Prospectus dated ____ __, 1999.

          PLEASE CALL TOLL-FREE ____________ ON A TOUCH-TONE TELEPHONE
             OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                  USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.


               Dated:________________________________________, 1999


               Signature: _______________________________________


               Signature: _______________________________________
                                (If held jointly)


Shareholders may vote in one of two ways:

1. Call toll-free_______________ on a Touch-Tone telephone anytime and follow [THE VOTE PROMPTS]. There is no charge for this telephone call. Each stockholder will be required to enter the [TEN] digit Control Number, located in the [BOTTOM RIGHT] corner of this proxy card, prior to submitting a telephonic vote. To vote FOR the approval and adoption of the Agreement and Plan of Merger, press 1; to vote AGAINST the approval and adoption of the Agreement and Plan of Merger, press 2; to ABSTAIN, press
      3. Your telephone vote authorizes the named proxies to vote your shares of Statewide common stock in the same manner as if you marked, signed and returned your proxy card.

      or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. It is not necessary to mail your proxy card if you vote by telephone.